                                                                   Exhibit 10.21


                       ACCREDITED HOME LENDERS HOLDING CO.

                           DEFERRED COMPENSATION PLAN

                                 TRUST AGREEMENT

ARTICLE 1     ESTABLISHMENT OF TRUST ......................................... 1

ARTICLE 2     PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES .......... 2

ARTICLE 3     TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
              BENEFICIARY WHEN COMPANY IS INSOLVENT .......................... 2

ARTICLE 4     PAYMENTS TO THE COMPANY ........................................ 3

ARTICLE 5     INVESTMENT AUTHORITY ........................................... 3

ARTICLE 6     DISPOSITION OF INCOME .......................................... 4

ARTICLE 7     ACCOUNTING BY TRUSTEE .......................................... 4

ARTICLE 8     RESPONSIBILITY OF TRUSTEE ...................................... 4

ARTICLE 9     COMPENSATION AND EXPENSES OF TRUSTEE ........................... 5

ARTICLE 10    RESIGNATION AND REMOVAL OF TRUSTEE ............................. 5

ARTICLE 11    APPOINTMENT OF SUCCESSOR TRUSTEE ............................... 6

ARTICLE 12    AMENDMENT OR TERMINATION ....................................... 6

ARTICLE 13    MISCELLANEOUS .................................................. 6

ARTICLE 14    EFFECTIVE DATE ................................................. 7

                       ACCREDITED HOME LENDERS HOLDING CO.
                           DEFERRED COMPENSATION PLAN
                            Effective January 1, 2003

                                 TRUST AGREEMENT

     THIS TRUST AGREEMENT is entered into effective as of the 1st day of January, 2003, by and between Accredited Home Lenders, Inc., a California corporation (the "Company"), and by its wholly-owned subsidiary Accredited Home Lenders Holding Co., a Delaware corporation (the "Subsidiary") and First American Trust, FSB (the "Trustee").

                                    ARTICLE 1
                             ESTABLISHMENT OF TRUST

     (a) The Company hereby deposits with Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of participants in the Accredited Home Lenders Holding Co. Deferred Compensation Plan (the "Plan") and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Article 3(a) herein. In addition, any assets held by the Trust for the benefit of the employees of the Subsidiary will also be subject to the claims of the general creditors of that Subsidiary under federal and state law in the event of Insolvency, as defined in Article 3(a) herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

     (f) Upon a Change of Control, the Company shall, as soon as possible, but in no event longer than 45 days following such Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount equal to the present value of all vested and unvested accrued benefits (or account balances) payable to participants or beneficiaries under the Plan on a pre-tax basis plus the present value of all reasonably anticipated fees and expenses of the Trust for the anticipated duration of the Trust.

     (g) The Company shall certify in writing to the Trustee the names and specimen signatures of all those who are authorized to act as or on behalf of the Company (and after a Change of Control the Company's Deferred Compensation Committee), and those names and specimen signatures shall be updated as necessary by a duly authorized officer of the Company. The Company shall promptly notify the Trustee if any person so designated is no longer authorized to act on behalf of the Company. Until the Trustee receives written notice that a person is no longer authorized to act on behalf of the Company, the Trustee may continue to rely on the prior designation of such person.

                                    ARTICLE 2
              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

     (a) The Company's Deferred Compensation Committee shall have the sole right and authority to administer the Plan and shall be referred to hereafter as the Plan Administrator. The Plan Administrator shall direct the Trustee as to when amounts are payable to a Plan participant (or the participant's beneficiaries) and the manner in which such amounts shall be paid. Such directions shall be in writing and in a form acceptable to the Trustee. Except as otherwise provided herein, the Trustee shall make payments to Plan participants and their beneficiaries in accordance with the Plan Administrator's directions. The Trustee shall have no duty or responsibility to supervise the Company, any agent of the Company, or the Company's Deferred Compensation Committee regarding payments to be made to Plan participants or their beneficiaries under the Trust.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Plan Administrator or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) The Company shall direct the Trustee to make provisions for reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits by the Trustee pursuant to the terms of the Plan and to pay amounts withheld to the Company for remittance to the appropriate taxing authorities. The Company shall have the responsibility for reporting and withholding of all federal, state or local taxes required to be withheld with respect to such payments and for paying such amounts withheld to the appropriate taxing authorities. The Trustee shall have no duty or responsibility with respect to the reporting and withholding or payment of such taxes and shall have no responsibility to determine that the Company has provided for the reporting, withholding and payment of such taxes. The Company shall indemnify and hold harmless the Trustee from any and all losses, liabilities, claims, penalties or damages which may occur as a result of the Trustee following in good faith the written direction of the Company to remit payments to or reimburse the Company for payments made hereunder to or on behalf of Participants or arising from the Company's tax reporting, withholding and payment obligations hereunder. This indemnification shall survive termination of this Trust Agreement and shall be binding upon the parties, their successors and assigns.

                                    ARTICLE 3
         TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
                   WHEN COMPANY or a subsidiary IS INSOLVENT

     (a) Trustee shall cease payment of benefits to Plan participants who were employed by the Company and their beneficiaries if the Company is Insolvent. Additionally, the Trustee shall cease payment of benefits to Plan participants who were employed by the Subsidiary and their beneficiaries if the Subsidiary is Insolvent. The Company and/or the Subsidiary as applicable, shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company and/or the Subsidiary as applicable is unable to pay its debts as they become due, or (ii) the Company and/or the Subsidiary as applicable is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) With respect to any assets contributed to the Trust for the benefit of employees of any Subsidiary of the Company, such assets shall also be subject to the claims of creditors of such Subsidiary and the provisions of this Article 3 shall apply to the Subsidiary in the same manner as they apply to the Company in the event the Subsidiary becomes Insolvent.

     (c) At all times during the continuance of this Trust, as provided in
Article 1(d) hereof, the principal and income of the Trust shall be used solely for the payment of Plan benefits to participants and beneficiaries unless the Company is determined to be Insolvent. If the Company is Insolvent, all assets in the Trust shall be subject to claims of the Company's general creditors under federal and state law as set forth below.

         (1) The Chief Executive Officer of the Company shall have the duty to inform the Plan Administrator of the Company's Insolvency. The Plan Administrator shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, Trustee shall contact the Plan Administrator and request a determination as to whether the Company is insolvent. Pending a determination as to whether the Company is Insolvent, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries. The Trustee shall have no obligation to independently determine whether the Company is Insolvent.

         (2) Unless Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Plan Administrator or a person claiming to be a creditor alleging that the Company is Insolvent, Trustee shall have no duty to inquire whether the Company is Insolvent. Trustee may in all events rely on the Plan Administrator's determination as to whether the Company is Insolvent.

         (3) If at any time the Trustee is informed by the Plan Administrator that the Company is Insolvent, Trustee shall discontinue payments to Plan participants employed by the applicable Insolvent entity or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors, who shall include Plan participants and beneficiaries. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

         (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article 2 of this Trust Agreement only after the Plan Administrator has informed the Trustee in writing of its determination that the Company is not Insolvent (or is no longer Insolvent).

     (d) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Article 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   ARTICLE 4
                             PAYMENTS TO THE COMPANY

     Except as provided in Article 3 hereof, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment[s] of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                                    ARTICLE 5
                              INVESTMENT AUTHORITY

     (a) The Company shall have the power over and responsibility for the management and investment of Trust assets, unless otherwise agreed in writing between the Company and the Trustee. The Company may appoint an Agent to act as investment manager and to direct the investment of Trust assets on behalf of the Company, provided the Trustee is notified in writing prior to such appointment taking effect. The Trustee shall have no duty to supervise the Agent or to make recommendations regarding Trust assets and shall retain assets until directed in writing by the Company or Agent to dispose of them. In the event the Company delegates investment responsibility to the Trustee, fails to contact or direct the Trustee regarding investment for a period of six (6) months or the Trustee is otherwise required to take responsibility for the investment of Trust assets at any time, for any reason, the Trustee is hereby specifically authorized to retain and maintain any insurance contracts and employer securities purchased at the direction of the Company or Agent regardless of the desirability of diversification of Trust assets. In no event shall the Trustee assume investment responsibility for Trust assets which consist of employer securities or insurance products. The Company shall continue, at all times, to maintain investment management authority and control of such assets.

     (b) Subject in all respects to applicable provisions of this Trust Agreement and the direction of the Company, the Trustee shall have the rights, powers and privileges of an absolute owner when dealing with property of the Trust, including, without limiting the generality of the foregoing, the powers listed below:

         (1) To invest and reinvest the Trust assets in any one or more kind, type, class, item or parcel of property, real or personal, tangible or intangible; or in any one or more kind, type, class, or item of obligation, secured or unsecured; or in any combination of them and to retain the property for the period of time that the Company, Agent or Participant Committee deems appropriate, despite fluctuations in the market price or the property.

         (2) To sell, convey, transfer, exchange, partition, lease, and otherwise dispose of any of the assets of the Trust at any time held by the Trustee under this Trust Agreement, with or without notice.

         (3) To exercise any option, conversion privilege or subscription right given the Trustee as the owner of any security held in the Trust; to vote any corporate stock either in person or by proxy, with or without power of substitution; to consent to or oppose any reorganization, consolidation, merger, readjustment of financial structure, sale, lease or other disposition of the assets of any corporation or other organization, the securities of which may be an asset of the Trust; to take any action in connection therewith and receive and retain any securities resulting therefrom.

         (4) To cause any property of the Trust to be issued, held or registered in the name of the Trustee as the Trustee, or in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, or in such form that title will pass by delivery, provided that the records of the Trustee shall in all events indicate the true ownership of such property.

         (5) To renew or extend the time of payment of any obligation due or to become due.

         (6) To commence or defend lawsuits or legal or administrative proceedings; to compromise, arbitrate or settle claims, debts or damages in favor of or against the Trust; to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property; to continue to hold for such period of time as the Trustee may deem appropriate any property so received; and to pay all costs and reasonable attorneys' fees in connection therewith out of the assets of the Trust.

         (7) To manage any real property in the Trust in the same manner as if the Trustee were the absolute owner thereof.

         (8) To borrow money from any person in such amounts upon such terms and conditions and for such purposes as the Trustee, in its discretion, may deem appropriate; in connection therewith to pledge or mortgage any Trust asset as security; to lend money on a secured or unsecured basis to any person other than a party in interest.

          (9) To hold such part of the assets of the Trust uninvested for such limited periods of time as may be necessary for purposes of orderly account administration or pending required directions, without liability for payment of interest.

          (10) To determine how all receipts and disbursements shall be credited, charged or apportioned as between income and principal according to the Principal and Income Act and other applicable authorities.

          (11) To dispose of any property in the Trust and to enforce any note or obligations of the Company to the Trust (and foreclose on any collateral securing such notes, subject to the terms of any pledge agreement to the Trustee) in the event the Company fails to make required contributions to the Trust after sixty (60) days' written notice to the Company of its failure to make such required contributions.

          (12) To invest in any mutual fund, whether sponsored or advised by the Trustee or any of its affiliates, and the Trustee and its affiliates may be compensated for providing investment advice and other services to such fund, in addition to any Trustee fees received under this Trust Agreement.

          (13) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the orderly administration or protection of the Trust.

     (c) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with the assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets shall be exercised by Trustee as directed by the Company.

                                    ARTICLE 6
                              DISPOSITION OF INCOME

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                    ARTICLE 7
                              ACCOUNTING BY TRUSTEE

     (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within fifteen (15) days following the close of each calendar quarter and/or after the removal or resignation of Trustee, Trustee shall deliver to the Company a written account of its administration of the Trust during such calendar quarter or during the period from the close of the last preceding calendar quarter to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such calendar quarter or as of the date of such removal or resignation, as the case may be. The requirements for any other accountings, including without limitation accountings to any Participant or beneficiary, is hereby waived to the fullest extent permitted by applicable law.

     (b) The assets of the Trust shall be valued at their fair market value on the date of valuation, as determined by the Trustee based upon such sources of information as it may deem reliable; provided, however, that the Company, and, after a Triggering Event, the Participant Committee, shall instruct the Trustee as to asset valuations which are not readily determinable on an established market. The Trustee may rely conclusively on such valuations provided by the Company, the Participant Committee or a duly appointed Agent and shall be indemnified and held harmless by the Company with respect to such reliance. If the Company or Participant Committee fails to provide such values, the Trustee may take whatever action it deems reasonable, including employment of attorneys, appraisers or other professionals, the expense of which will be an expense of administration of the Trust. The value of any insurance contract for purposes of substitution shall be the present value of future projected cash flow or benefits payable under the contract, but not less than the cash surrender value. The projection shall include death benefits based on reasonable mortality assumptions, including facts specifically related to the health of the insured and the terms of the contract to be reacquired.

     (c) The Company and not the Trustee shall be responsible for all income tax reporting and calculation and payment of any wage withholding or other tax requirements in connection with the Trust and any contributions thereto, and any income earned thereby, and payments or distributions therefrom, and the Company agrees to indemnify and defend the Trustee against any liability for any such taxes, interest or penalties resulting from or relating to the Trust. Unless otherwise agreed in writing by the parties, the Trustee shall prepare annually a grantor tax information letter for the Trust and shall promptly transmit that document to the Company for its use in preparing its annual corporate income tax return. If any part of the Trust may become liable for payment of any estate, inheritance, or other taxes, charges or assessments, the Trustee shall refer such matter to the Company and may take such action as the Company shall direct.

                                    ARTICLE 8
                            RESPONSIBILITY OF TRUSTEE

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     (b)  Limitation on Trustee Liability.

          (1) The Trustee shall have no powers, duties or responsibilities with regard to the administration of the Plan(s) or to determine the rights or benefits of any person having or claiming an interest under the Plan(s) or in the Trust or under this Trust Agreement or to examine or control any disposition of the Trust or part thereof which is directed by the Company or Agent, as applicable. Any dispute with respect to a claim for benefit payable under the Plan or Trust, among the Company and a Plan participant or beneficiary shall be governed by and resolved through the claims procedures and dispute resolution provisions contained in the Plan document.

          (2) The Trustee shall have no liability for the adequacy of contributions for the purposes of the Plans or for enforcement of the payment thereof.

          (3) The Trustee shall have no liability for the acts or omissions of the Company, Agent or any of their agents.

          (4) The Trustee shall have no liability for following proper directions of the Company, Agent or any of their agents or of any participant when such directions are made in accordance with this Trust Agreement.

          (5) During such period or periods of time, if any, as the Company or Agent is directing the investment and management of Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased on the directions of such directing party if notice of any such right was given prior to the purchase of such securities. If such notice is given after the purchase of such securities, the Trustee shall notify such directing party. The Trustee shall have no obligation to exercise any such right unless it is instructed to exercise such right, in writing, by the directing party within a reasonable time prior to the expiration of such right.

          (6) During such period or periods of time, if any, as the Company or Agent is directing the investment and management of Trust assets, if such directing party directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of the directing party to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, including, but not limited to, receipt of dividends or interest by the Trustee for such securities.

     (c)  Indemnification.

          (1) The Company hereby agrees to indemnify and hold harmless the Trustee, its officers, directors, employees or agents, from and against any and all liabilities, claims for breach of fiduciary duty or otherwise, demands, damages, costs and expenses, including reasonable attorneys' fees, arising in any way from the Trustee's performance of its duties under and according to the terms of this Trust Agreement, including but not limited to, (i) any act taken or omitted by the Trustee in good faith in accordance with or due to the absence of directions from the Company, Agent, Plan participant or any of their agents,
(ii) any act taken or omitted by the Company, Agent, Plan participant or their agents in breach of such party's responsibilities under the Plan or this Agreement, and (iii) any action taken by the Trustee pursuant to a notification of an order to purchase or sell securities issued by the Company, Agent, Plan participant or their agents directly to a broker or dealer.

          (2) If the Trustee is named as a defendant in any lawsuit or other proceeding involving the Plan or the Trust for any reason including, without limitation, an alleged breach by the Trustee of its responsibilities under this Agreement, the Company hereby agrees to indemnify the Trustee against all liabilities, costs, and expenses, including reasonable attorneys' fees, incurred by the Trustee unless the final judgment entered in the lawsuit or proceeding holds the Trustee guilty of gross negligence, willful misconduct, or a breach of fiduciary responsibility.

          (3) The Company shall have the right, but not the obligation, to conduct the defense of the Trustee in any legal proceeding covered by this section. However, any legal counsel selected to defend the Trustee must be acceptable to the Trustee, and the Trustee may elect to choose counsel, including in-house counsel, other than that selected by the Company. The Company may satisfy all or any part of its obligations under this section through insurance arrangements acceptable to the Trustee.

     (d) Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (e) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (f) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                    ARTICLE 9
                      COMPENSATION AND EXPENSES OF TRUSTEE

     The Company shall pay all of the Trustee's fees and expenses that are directly related to the performance of the Trustee's duties and obligations as set forth in this Trust Agreement. If not so paid, the fees and expenses shall be paid from the Trust.


                                   ARTICLE 10
                       RESIGNATION AND REMOVAL OF TRUSTEE

     (a) Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and Trustee agree otherwise.

     (b) Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by Trustee.

     (c) Upon a Change of Control, Trustee may not be removed by the Company for 12 months.

     (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 90 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

                                   ARTICLE 11
                        APPOINTMENT OF SUCCESSOR TRUSTEE

     (a) If Trustee resigns or is removed in accordance with Article 10 hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. After the occurrence of a Change in Control, a successor Trustee may not be appointed without the consent of a majority of the Participants. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                                   ARTICLE 12
                            AMENDMENT OR TERMINATION

 (d) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

 (e) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company. Notwithstanding the above, any assets initially contributed to this Trust by the Company for the benefit of employees of a Subsidiary which are not transferred to employees of the Subsidiary during the existence of the Trust shall revert to the Company upon the termination of the Trust.

                                   ARTICLE 13
                                  MISCELLANEOUS

 (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

 (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

 (c) This Trust Agreement shall be governed by and construed in accordance with the laws of California.

 (d) For purposes of this Trust, "Change of Control" shall mean: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated the Company's then outstanding securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the Company's assets.

                                   ARTICLE 14
                                 EFFECTIVE DATE

     The effective date of this Trust Agreement shall be January 1, 2003.

                                        ACCREDITED HOME LENDERS, INC.


                                        ________________________________
                                        By:


                                        ACCREDITED HOME LENDERS
                                        HOLDING CO.


                                        ________________________________
                                        By:


                                        FIRST AMERICAN TRUST, FSB


                                        ________________________________
                                        By: